                                                                                Exhibit j-1
     Monthly Cost and Quality of Fuels for Electric Plants
     FERC 429 Facsimile
01   Company-Plant Code       13433-1619
02   Month & Year of Report   1-97
03   Reporting Company        New England Electric
04   Page Number              1
05   Plant Name               Brayton Point
06   Plant Location           Brayton Point Road, Somerset, MA 02726
07   Person to be Contacted   Fuel Dept.
     Concerning Data          Coal Group
     Entered on this Form     25 Research Drive, Westboro, MA 01582
08   Telephone Number         508-389-3029 / 508-389-3227
09   Signature of Official
     Submitting this Report   Diane M. Healy
10   Title                    Analyst
11   Date Report Completed    March 13,1997

     Purchases           Coal Mines Only                              Source Data
     ---------     --------------------------  -------------------------------------------------------
                                                                      Quality as Received
         Cont   Fuel      Coal State County  Originating    Quantity  ------------------- Purch Price
    Type Expir  Type Type Dist Abbr  No      Location       Received  BTU   Sulfur  Ash   Cents/MMBT
                                                              (1)     (2)    (3)    (4)
    ---- -----  ---- ---- ---- ----- ------  -----------    --------  ---   ------  ----  -----------
12  C    02/97  BIT  U     08   WV    059    Ashland               44.6       12985      0.69     8.45         172.63
13  C    12/97  BIT  S     45   IMP   999    EL CERREJON           40.9       12100      0.57     5.26         209.08
14  S    04/96  BIT  U     08   WV    15     FOLA-CR               10.0       12633      0.65    10.79         181.12
15  C    12/96  BIT  S     08   WV    045    HOBET                  8.6       12292      0.73    11.33         171.70
16  C    06/98  BIT  S     08   WV    045    HOBET                 61.9       12236      0.74    10.87         168.98
17  C    04/97  BIT  U     08   KY    159    MARTIN COUNTY         39.1       12467      0.68     8.41         173.03
18  C    12/97  BIT  U     08   WV    045    RUM CREEK             40.4       12545      0.70     9.63         169.95
19  S    04/97  BIT  U     08   WV    059    SIDNEY COAL           37.3       12429      0.68     8.62         175.88


COAL PRICES REPORTED EXCLUDE $3,169,119.36 PAID TO NEEI FOR COAL DELIVERED TO BRAYTON POINT AND SALEM HARBOR.


(1) Coal = 1,000 tons    (2) Coal per lb       (3) and (4)  Percent
    Oil = 1,000 bbls         Oil per gal
    Gas = 1,000 Mcf          Gas per cu ft

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